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                                  EXHIBIT 23.2
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Wilshire Enterprises, Inc. of our report dated March 26, 2004 with respect to the consolidated financial statements and schedule of Wilshire Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


New York, New York
March 29, 2005
                                                       /S/ Ernst & Young LLP